EXHIBIT 3

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of an Amendment No. 2 to Schedule 13D (and any other amendments filed by them) with respect to the shares of Class A Common Stock, $.01 par value per share, and Class B Common Stock, $.01 par value per share, of Dover Investments Corporation.

Dated: January 27, 2004

THE LAWRENCE WEISSBERG REVOCABLE LIVING TRUST, U/D/T DATED NOVEMBER 25, 1992

		By:	/s/ Frederick M. Weissberg
Name: Frederick M. Weissberg
Title: Co-Trustee

		By:	/s/ William Weissberg
Name: William Weissberg
Title: Co-Trustee

		By:	/s/ Marvin Weissberg
Name: Marvin Weissberg
Title: Co-Trustee

*
Name: Lawrence Weissberg

* By:	/s/ Frederick M. Weissberg
Frederick M. Weissberg,
as Attorney-in-Fact

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The Lawrence Weissberg Foundation POWER OF ATTORNEY

Incorporated by reference to Exhibit 4 to the Statement on Schedule 13D filed with the Securities Exchange Commission on February 11, 2002 by The Lawrence Weissberg Trust, Lawrence Weissberg, Frederick M. Weissberg and Britt Evans.

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